Exhibit 10.1

October 24, 2023

Mr. Christopher Zimmer

502 Kingston Circle

Venetia, PA  15367

SUBJECT: EMPLOYMENT PROMOTION OFFER

Dear Mr. Zimmer:

It is with great pleasure that I am able to notify you that Universal Stainless & Alloy Products, Inc. (“the Company”) is hereby offering you a promotion in the capacity of President and Chief Executive Officer, effective November 1, 2023.

This offer is made in conjunction with your Employment Agreement. Except as noted below, if there are any contradictory terms or ambiguity the terms of your Employment Agreement shall prevail.

This offer is made with the following provisions:

1)	Annual Salary: $450,000.00 (paid in two-week increments).

2)

Equity Grant: A one-time grant of 10,000 Restricted Stock Units (“RSU”) subject to the terms of the Company’s standard service RSU Agreement that will vest 100% on the fourth anniversary of the grant date. Any additional stock awards are at the discretion of the Board of Directors.

3)	You will have a seat on the Board of Directors.

4)	Employment status: Full-time, Exempt.

5)

Participation in the Variable Incentive Compensation Program. Your threshold bonus is increased from 45% to 50%; your target bonus is increased from 90% to 100%; and your potential maximum bonus is increased from 130% of your base annual salary to 150%. Note the bonus is prorated based on the effective date of this promotion.

6)	Car Allowance: $1,200.00 per month.

6)	Vacation:

●	Four weeks of vacation annually.

600 Mayer Street, Bridgeville, PA 15017    phone 412.257.7600    fax 412.257.7640    web   www.univstainless.com

The above-mentioned items are substantially the items that are material to the internal offer with promotion but are not all-inclusive of the Universal Stainless’ benefits and do not contain all provisions. Universal Stainless’ benefit plans and providers are subject to change. Only the actual Universal Stainless Policies and Benefits Plan Documents govern the eligibility and administration of the benefits.

Please indicate your acceptance and by signing below and returning this offer letter to me.

If an acceptance of the above offer has not been made at the conclusion of five (5) days from the date of this letter, the above offer is hereby rescinded.

If you have any questions, please do not hesitate to call me at 412-257-7609.

Sincerely,

/s/ Dennis M. Oates

Dennis M. Oates

Chairman, President & Chief Executive Officer

I, Christopher Zimmer, hereby accept this offer of employment promotion by Universal Stainless & Alloy Products, Inc.

/s/ Christopher M. Zimmer

Signature                                                                      Date

600 Mayer Street, Bridgeville, PA 15017    phone 412.257.7600    fax 412.257.7640    web   www.univstainless.com